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                        NONCOMPETITION, NONSOLICITATION
                          AND NONDISCLOSURE AGREEMENT


         This Agreement made as of this 10th day of October, 1995, by and among MASADA SECURITY, INC., a Delaware corporation ("Masada"), and LAFAYETTE SECURITY ELECTRONICS SYSTEMS, INC., a Louisiana corporation ("Lafayette"), and CLIFF C. NORTHON, an individual ("Northon"). (Lafayette and Northon and their affiliates are collectively called the "Sellers").

                               STATEMENT OF FACTS

         A. Masada is purchasing certain security monitoring accounts located in (i) Jefferson Parish, Orleans Parish, St. Tammany Parish and St. Bernard Parish, State of Louisiana; (ii) Gulf Breeze and Pensacola, State of Florida; (iii) Fort Smith, State of Arkansas; and (iv) Brandon, Picayune, Hattiesburg, Jackson, Vicksburg, Brookhaven, Clinton, Cleveland, Columbia, Greenville, McComb and Bay St. Louis, State of Mississippi, listed on Schedules 1(a)(i) and 1(a)(ii) and 1(c) of the Asset Purchase Agreement entered into between Masada and Lafayette which is incorporated herein by this reference (collectively referred to as the "Accounts") from Lafayette. This Agreement applies to the customer who is the Account, as well as the Account's location.

         B. Northon is the sole shareholder and principal of Lafayette and will derive financial benefit from Lafayette selling the Accounts to Masada.

         C. Masada understands that Lafayette and Northon intend on continuing in the business of providing security monitoring services to others aside from the Accounts.

         D. In consideration of the payment of $741,554.25 to Lafayette at the closing of Masada's purchase of the Accounts from Lafayette, the Sellers are willing to enter into this Agreement.

         NOW, THEREFORE, in consideration of the premises and for good and valuable consideration, receipt of which is acknowledged, the parties, intending to be legally bound, covenant and agree as follows:

         1. Nonsolicitation and Nonacceptance. Notwithstanding that Lafayette and Northon intend on continuing in the business of providing security monitoring services, the Sellers agree that following the date of this Agreement for a period of two (2) years, they will not solicit nor accept (if the Accounts contact them) any business from any of the Accounts, including business for the purpose of providing electronic security, intercom, central vacuum, home automation, audio systems or related services (collectively, the "Services"). If contacted by the Accounts, the Sellers will inform them that the Seller can no longer provide the Services to the Accounts.
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The Sellers agree to do so in a polite manner, and to refer the Accounts to
Masada with a positive recommendation.

         2. Noncompetition. Notwithstanding that Lafayette and Northon intend on continuing in the business of providing security monitoring services, the Sellers also agree that, for a period of two (2) years following the date of this Agreement, they will not, directly or indirectly through affiliates, take any action in competition with Masada in connection with the Accounts. Without limiting the generality of the foregoing, the Sellers will not, directly or indirectly through affiliates:

                 (a) manage, operate, join, control, participate or become interested in or be connected with, as an employee, partner, officer, director, stockholder, investor or otherwise, any business providing any of the Services to the Accounts;

                 (b) lend their credit or money for the purpose of establishing or operating any business providing any of the Services to the Accounts;

                 (c) furnish consultation or advice to any business except for Masada providing any of the Services to the Accounts; or

                 (d) permit their names to be used in connection with any business providing any of the Services to the Accounts.

;provided, however, that Northon may become an employee (but not a partner, member, officer, director, stockholder or investor) of another organization engaged generally in security monitoring services after one year following the date of this Agreement, but in no manner shall Northon provide any of the aforementioned services related, directly or indirectly, to the Accounts for the balance of the period mentioned in this Section 2.

         3.      Nondisclosure.

                 (a) The Sellers acknowledge that prior to the execution of this Agreement, they possess certain information, materials, and business concerns, with respect to the Accounts which is confidential, proprietary, and trade secret. This information, materials, and business concerns may include information regarding sales, maintenance, service and marketing, customer lists and files, accounting data and methods, operating procedures, pricing policies, strategic plans, listing of accounts, contracts, and manufacturers' warranties (collectively, the "Proprietary Information.")

                 (b) The Sellers agree to deliver to Masada on the date of this Agreement all of the Proprietary Information in their possession, without retaining any copies in any format or any summaries of the Proprietary Information.





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                 (c)      The Sellers agree (i) not to recreate, publish, copy,
reveal, tender, assign, transfer any Proprietary Information, to any other person, firm, corporation, or entity, and (ii) to maintain strictly the confidentiality of all Proprietary Information, for a period of five years.
The Sellers agree to take all reasonable precautions to protect the Proprietary Information transferred by Sellers.

         4.      Acknowledgment.  The Sellers acknowledge and recognize that:

                 (a) this Agreement is necessary for the protection of the legitimate business interests of Masada in purchasing the Accounts;

                 (b) the execution and delivery of this Agreement is a mandatory condition precedent to Masada's closing its purchase of the Accounts from Lafayette, without which such transactions will not close;

                 (c) the scope of this Agreement regarding duration and the level of activities restricted is reasonable;

                 (d) none of the Sellers, individually or jointly, has any intention of violating this Agreement during the time period set forth above; and

                 (e) the breach of this Agreement will be such that Masada will not have an adequate remedy at law because of the unique nature of the assets being conveyed and the confusion to the Accounts that a breach would create.

         5. Remedy. The Sellers and Masada agree that the amount of damages resulting to Masada from the breach of this Agreement by the Sellers is difficult to ascertain. In the event that Masada in its sole discretion, elects to pursue a damage award the Sellers agree that Masada is entitled to liquidated damages from the Sellers of 36 times the monthly recurring revenue from the affected Accounts. The Sellers acknowledge and agree that the rights of Masada under this Agreement are of a specialized and unique character and that immediate and irreparable damage will result to Masada if the Sellers fail to or refuse to perform their obligations under this Agreement and, notwithstanding any election by Masada to claim damages from the Sellers as a result of any such failure or refusal, Masada may, in addition to any other remedies and damages available, seek an injunction in a court of competent jurisdiction to restrain any such failure or refusal. The Sellers represent and warrant that their expertise and capabilities are such that their obligations under this Agreement (and the enforcement thereof by injunction or otherwise) will not prevent them from earning a livelihood. The Sellers also agree that Masada's remedy for a breach by the Sellers of this Agreement will not be limited to the payment made from Masada to the Sellers.

         6. Severability. If any provisions of this Agreement as applied to any part or to any circumstances will be adjudged by a court to be invalid or unenforceable, the same will in no way affect any other provision of this Agreement, the application of such provision in any other





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circumstances, or the validity or enforceability of this Agreement.  Masada, and the Sellers intend this Agreement to be enforced as written. If any provision or any part thereof is held to be invalid or unenforceable because of the duration thereof or the level of restrictions, all parties agree that the court making such determination will have the power to reduce the duration and/or restrictions of such provision, and/or to delete specific words or phrases and in its modified form such provision will then be enforceable.

         7. Consent to Jurisdiction, Service and Venue. For the purpose of any suit, action or proceeding arising out of or relating to this Agreement, the Sellers and Purchaser hereby irrevocably consent and submit to the jurisdiction and venue of the United States Bankruptcy Court, Eastern District of the State of Louisiana. The Sellers appoint and constitute Cliff C. Northon as their agent to accept and acknowledge on their behalf all service of process in connection with any such matter, copies of which process will be immediately mailed or delivered to the Sellers. The Sellers hereby irrevocably waive any objection which they may now or hereafter have to the venue of any such suit, action or proceeding brought in such court and any claim that such suit, action or proceeding brought in such court has been brought in an inconvenient forum and agree that service of process in accordance with the foregoing sentence will be deemed in every respect effective and valid personal service of process upon the Sellers. The provisions of this Section will not limit or otherwise affect the right of Masada to institute and conduct an action in any other appropriate manner, jurisdiction or court.

         8. WAIVER OF JURY TRIAL. MASADA AND THE SELLERS WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY LITIGATION RELATING TO THIS AGREEMENT.

         9. Notices. Any notice required or permitted to be delivered pursuant to the terms of this Agreement shall be considered to have been sufficiently delivered within five days after posting, if mailed by U.S. Mail, certified or registered, return receipt requested, postage prepaid or, upon receipt by overnight courier maintaining records of receipt by addressee or if delivered by hand or telecopied with the original notice being mailed the same day by one of the foregoing methods and addressed as follows:

                 IF TO MASADA AT:

                 Masada Security, Inc.
                 950 22nd Street North, Suite 800
                 Birmingham, Alabama 35203

                 Attention:  Mr. Terry W. Johnson

                 FACSIMILE:  1-800-531-3293





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                 WITH COPY TO:

                 Burr & Forman
                 3100 SouthTrust Tower
                 420 North 20th Street
                 Birmingham, Alabama 35203

                 Attention:  W. Lee Thuston, Esq.

                 FACSIMILE:  (205) 458-5100


                 IF TO SELLERS AT:

                 Lafayette Security and Electronics Systems, Inc.
                 197 Chateau Latour
                 Kenner, Louisiana 70001

                 Attention:  Cliff C. Northon

                 FACSIMILE: 504-464-9922

                 WITH COPY TO:

                 Turner, Young, Hebbler & Babin
                 424 Gravier Street
                 New Orleans, Louisiana 70130

                 Attention:  Emile L. Turner, Jr., Esq.

                 FACSIMILE:  (504) 581-4962

or at such address as the party may designate by ten days advance written notice to the other party. Notice shall be effective when delivered to a responsible person at the address of the addressee.

         10. Entire Agreement. This Agreement is an integrated document, contains the entire agreement between the parties, and wholly cancels, terminates and supersedes any and all previous and/or contemporaneous oral agreements, negotiations, commitments and writings between Masada and the Sellers with respect to such subject matter. No change, modification, extension, termination, discharge, abandonment or waiver of this Agreement or any of its provisions, nor any representation, promise or condition relating to this Agreement, will be binding upon the parties unless made in writing and signed by the parties.





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         11.     Interpretation.  The descriptive headings of the Sections are for ease of reference only and will in no way affect or be used to construe or interpret this Agreement. All references to Sections and subsections contained in this Agreement are references to the Sections and subsections of this Agreement. The terms and conditions of this Agreement will not be construed against this drafter. The word "including" means "including without limitation."

         12. Remedies Cumulative. It is agreed that the rights and remedies herein provided in case of any default or breach by the Sellers of this Agreement are cumulative and will not affect in any manner any other remedies that Masada may have by reason of such default or breach by the Sellers. The exercise of any right or remedy will be without prejudice to the right to exercise any other right or remedy provided herein, by law or by equity.

         13. Waiver. No waiver of any right or remedy allowed hereunder will be implied by the failure to enforce any such right or remedy. No express waiver will affect any such right or remedy other than that to which the waiver is applicable and only for that occurrence.

         14. Parties in Interest. This Agreement is binding upon and inures to the benefit of Masada and its successors and assigns and the permitted heirs, successors and assigns of the Sellers.

         15. Assignment. Masada has the right to assign this Agreement to any third party without the consent of the Sellers. The Sellers have no right to assign this Agreement.

         16. Governing Law. This Agreement and the rights and the obligations of the parties are governed by and construed and enforced in accordance with the laws of the State of Louisiana without regard to its conflicts of law provisions.

         17. Joint and Several Obligations. The Sellers acknowledge that all of their agreements and covenants contained in this Agreement are made on a joint and several basis.

         18. Expenses. Masada and the Sellers each agree to pay all of their respective costs and expenses incident to the negotiation and preparation of this Agreement and to the performance and compliance with all agreements and conditions contained herein on their part to be performed or complied with, including the fees and costs of their counsel and accountants; provided, however, that the Sellers agree to pay all of Masada's reasonable legal fees and costs in the event Seller is found to be in violation of this Agreement and Masada agrees to pay all of Seller's reasonable legal fees and costs if Seller is not found to be in violation of this Agreement.

         19. Counterparts; Telecopy. This Agreement may be executed in one or more counterparts, each of which when taken together all comprise one instrument. Delivery of executed signature pages hereof by facsimile transmission will constitute effective and binding execution and delivery.





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         20.     Consultation.  The Sellers acknowledge that they have: (a)
carefully read and fully understand all of the provisions of this Agreement, and (b) had an opportunity to consult with their respective attorneys prior to executing this Agreement.


         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year first above written.


                                  MASADA SECURITY, INC.



                                  By: /s/ Charles F. Armstrong
                                     -------------------------------------
                                     Title: Vice President of Acquisitions
                                           --------------------------------


                                  LAFAYETTE SECURITY ELECTRONICS
                                    SYSTEMS, INC.


                                  By: /s/ Cliff Northon
                                      --------------------------------------
                                      Title: President
                                             -------------------------------



                                        /s/ Cliff Northon
                                  -----------------------------------------
                                  Cliff C. Northon, an individual





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